UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 19, 2015

GREENE COUNTY BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Federal	0-25165	14-1809721
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

302 Main Street, Catskill NY	12414
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (518) 943-2600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 19, 2015, Michelle M. Plummer, CPA, and Jay P. Cahalan were appointed to the Board of Directors of Greene County Bancorp, Inc. (the “Company”) and its subsidiary, The Bank of Greene County (the “Bank”). Their appointments will become effective June 16, 2015.  There are no arrangements or understandings between Ms. Plummer or Mr. Cahalan and any other person pursuant to which Ms. Plummer or Mr. Cahalan became a director.  Neither Ms. Plummer nor Mr. Cahalan is a party to any transaction with the Company or the Bank that would require disclosure under Item 404(a) of Securities and Exchange Commission Regulation S-K.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

        On May 19, 2015, the Board of Directors of the Company amended Article III, Section 2 of the Company’s Bylaws to increase the number of directors comprising the board from six to eight, effective June 16, 2015.

On May 19, 2015, the Board of Directors also amended Article III, Section 15 of the Company’s Bylaws to change the age restriction on director reelection from 72 years of age to 73 years of age, effective June 16, 2015.

The Bylaws are attached to this Current Report on Form 8-K as Exhibit 3.2 and are incorporated by reference into this Item 5.03.

Item 9.01                      Financial Statements and Exhibits

(a)	Financial Statements of businesses acquired.	Not Applicable.

(b)	Pro forma financial information.	Not Applicable.

(c)	Shell Company Transactions.	Not Applicable.

(d)	Exhibits.

	3.2	Greene County Bancorp, Inc. Bylaws, as amended as described in this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

GREENE COUNTY BANCORP, INC.
DATE: May 22, 2015	By:	/s/ Donald E. Gibson
Donald E. Gibson
President and Chief Executive Officer